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                                CREDIT AGREEMENT

                         DATED AS OF NOVEMBER 25, 2002,

                                      AMONG

                            STAKE ACQUISITION CORP.,

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,

                                       AND

                         HARRIS TRUST AND SAVINGS BANK,
                             AS ADMINISTRATIVE AGENT


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                                TABLE OF CONTENTS

SECTION                            DESCRIPTION                                                               PAGE
SECTION 1.              THE TENDER FACILITY....................................................................1

       Section 1.1.     Term Loan Commitments..................................................................1
       Section 1.2.     Applicable Interest Rates..............................................................1
       Section 1.3.     Minimum Borrowing Amounts; Maximum Eurodollar Loans....................................3
       Section 1.4.     Manner of Borrowing Loans and Designating Applicable Interest Rates....................3
       Section 1.5.     Interest Periods.......................................................................5
       Section 1.6.     Maturity of Loans......................................................................6
       Section 1.7.     Prepayments............................................................................6
       Section 1.8.     Default Rate...........................................................................7
       Section 1.9.     The Notes..............................................................................7
       Section 1.10.    Funding Indemnity......................................................................7
       Section 1.11.    Commitment Terminations................................................................8

SECTION 2.              FEES...................................................................................8

       Section 2.1.     Fees...................................................................................8

SECTION 3.              PLACE AND APPLICATION OF PAYMENTS......................................................9

       Section 3.1.     Place and Application of Payments......................................................9

SECTION 4.              THE COLLATERAL AND GUARANTIES.........................................................10

       Section 4.1.     Collateral............................................................................10
       Section 4.2.     Guaranty..............................................................................10
       Section 4.3.     Further Assurances....................................................................10

SECTION 5.              DEFINITIONS; INTERPRETATION...........................................................10

       Section 5.1.     Definitions...........................................................................10
       Section 5.2.     Interpretation........................................................................17
       Section 5.3.     Change in Accounting Principles.......................................................17

SECTION 6.              REPRESENTATIONS AND WARRANTIES........................................................18

       Section 6.1.     General...............................................................................18
       Section 6.2.     Tender Offer..........................................................................19
       Section 6.3.     Merger Agreement......................................................................19

SECTION 7.              CONDITIONS PRECEDENT..................................................................20

       Section 7.1.     All Credit Events.....................................................................20
       Section 7.2.     Initial Credit Event..................................................................20



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
SECTION 8.              COVENANTS.............................................................................23

       Section 8.1.     Additional Indebtedness...............................................................23
       Section 8.2.     Other Liens...........................................................................23
       Section 8.3.     Financial Information.................................................................24
       Section 8.4.     Dividends and Certain Other Restricted Payments.......................................24
       Section 8.5.     Change in the Nature of Business......................................................24
       Section 8.6.     Use of Loan Proceeds; Merger..........................................................24
       Section 8.7.     Taxes and Assessments.................................................................24
       Section 8.8.     Insurance.............................................................................24
       Section 8.9.     Investments, Acquisitions, Loans and Advances.........................................25
       Section 8.10.    Mergers, Consolidations and Sales.....................................................25
       Section 8.11.    Compliance with Laws..................................................................26

SECTION 9.              EVENTS OF DEFAULT AND REMEDIES........................................................26

       Section 9.1.     Events of Default.....................................................................26
       Section 9.2.     Non-Bankruptcy Defaults...............................................................27
       Section 9.3.     Bankruptcy Defaults...................................................................28
       Section 9.4.     Notice of Default.....................................................................28
       Section 9.5.     Expenses..............................................................................28

SECTION 10.             CHANGE IN CIRCUMSTANCES...............................................................28

       Section 10.1.    Change of Law.........................................................................28
       Section 10.2.    Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR.........29
       Section 10.3.    Increased Cost and Reduced Return.....................................................29
       Section 10.4.    Lending Offices.......................................................................30
       Section 10.5.    Discretion of Lender as to Manner of Funding..........................................30

SECTION 11.             THE ADMINISTRATIVE AGENT..............................................................31

       Section 11.1.    Appointment and Authorization of Administrative Agent.................................31
       Section 11.2.    Administrative Agent and its Affiliates...............................................31
       Section 11.3.    Action by Administrative Agent........................................................31
       Section 11.4.    Consultation with Experts.............................................................32
       Section 11.5.    Liability of Administrative Agent; Credit Decision....................................32
       Section 11.6.    Indemnity.............................................................................32
       Section 11.7.    Resignation of Administrative Agent and Successor Administrative Agent................33

SECTION 12.             MISCELLANEOUS.........................................................................33

       Section 12.1.    Withholding Taxes.....................................................................33
       Section 12.2.    No Waiver, Cumulative Remedies........................................................35
       Section 12.3.    Non-Business Days.....................................................................35
       Section 12.4.    Documentary Taxes.....................................................................35
       Section 12.5.    Survival of Representations...........................................................35


       Section 12.6.    Survival of Indemnities...............................................................35
       Section 12.7.    Sharing of Set-Off....................................................................35
       Section 12.8.    Notices...............................................................................36
       Section 12.9.    Counterparts..........................................................................36
       Section 12.10.   Successors and Assigns................................................................36
       Section 12.11.   Participants..........................................................................37
       Section 12.12.   Assignments...........................................................................37
       Section 12.13.   Amendments............................................................................38
       Section 12.14.   Headings..............................................................................38
       Section 12.15.   Costs and Expenses; Indemnification...................................................38
       Section 12.16.   Set-off...............................................................................39
       Section 12.17.   Entire Agreement......................................................................39
       Section 12.18.   Governing Law.........................................................................39
       Section 12.19.   Severability of Provisions............................................................39
       Section 12.20.   Excess Interest.......................................................................40
       Section 12.21.   Construction..........................................................................40
       Section 12.22.   Lender's Obligations Several..........................................................40
       Section 12.23.   Submission to Jurisdiction; Waiver of Jury Trial......................................41

Signature Page.................................................................................................1



EXHIBIT A            --        Notice of Borrowing
EXHIBIT B            --        Notice of Continuation/Conversion
EXHIBIT C            --        Term Note
EXHIBIT D            --        Assignment and Acceptance
SCHEDULE 1           --        Commitments


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                                CREDIT AGREEMENT

      This Credit Agreement is entered into as of November 25, 2002, by and among Stake Acquisition Corp., a Delaware corporation (the "Borrower"), the financial institutions from time to time party to this Agreement, as Lenders, and Harris Trust and Savings Bank, as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.


                              PRELIMINARY STATEMENT

      The Borrower has requested, and the Lenders have agreed to extend, a tender facility on the terms and conditions of this Agreement to enable the Borrower to purchase 100% of the stock of Opta Food Ingredients, Inc. (the "Target").

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. THE TENDER FACILITY.

      Section 1.1. Term Loan Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan (individually a "Term Loan" and collectively for all the Lenders the "Term Loans") in U.S. Dollars to the Borrower in an amount up to such Lender's Term Loan Commitment. The initial Borrowing hereunder shall be made no later than December 19, 2002 (unless extended pursuant to the mutual agreement of the Borrower and the Lenders), otherwise the Term Loan Commitments shall expire. The Term Loans shall be made ratably by the Lenders in proportion to their respective Term Loan Percentages. As provided in Section 1.4(a) hereof, the Borrower may elect that advances of the Term Loans be outstanding as Base Rate Loans or Eurodollar Loans. No amount repaid or prepaid on any Term Loan may be borrowed again.

      Section 1.2. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

      "Base Rate" means for any day the greater of: (i) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent's best or lowest rate) and (ii) the sum of (x) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, plus (y) 1/2 of 1%.

      (b) Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

      "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

           Adjusted LIBOR   =               LIBOR
                                 ---------------------------------
                                 1 - Eurodollar Reserve Percentage

      "Eurodollar Reserve Percentage" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal, and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

      "LIBOR" means, for an Interest Period for a Borrowing of Eurodollar Loans,
(a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major

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banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

      "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day 2 Business Days before the commencement of such Interest Period.

      "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

      (c) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

      Section 1.3. Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing of Base Rate Loans advanced under a Credit shall be in an amount not less than $100,000. Each Borrowing of Eurodollar Loans advanced, continued or converted under a Credit shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $100,000. Without the Administrative Agent's consent, there shall not be more than three (3) Borrowings of Eurodollar Loans outstanding at any one time.

      Section 1.4. Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 10:00 a.m. (Chicago time): (i) at least 3 Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 1.3's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit A (Notice of Borrowing) or Exhibit B (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the

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Administrative Agent. Notice of the continuation of a Borrowing of Eurodollar
Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into Eurodollar Loans must be given by no later than 10:00 a.m. (Chicago time) at least 3 Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

      (b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic or telecopy notice to each Lender of any notice from the Borrower received pursuant to Section 1.4(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

      (c) Borrower's Failure to Notify; Automatic Continuations and Conversions. Any outstanding Borrowing of Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Administrative Agent within the period required by Section 1.4(a) that the Borrower intends to convert such Borrowing, subject to Section 7.1 hereof, into a Borrowing of Eurodollar Loans or such Borrowing is prepaid in accordance with Section 1.7(a). If the Borrower fails to give notice pursuant to Section 1.4(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.4(a) or, whether or not such notice has been given, one or more of the conditions set forth in Section 7.1 for the continuation or conversion of a Borrowing of Eurodollar Loans would not be satisfied, and such Borrowing is not prepaid in accordance with Section 1.7(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans.

      (d) Disbursement of Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois. The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent's principal office in Chicago, Illinois.

      (e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date 2 Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.10 hereof so that the Borrower will have no liability under such Section with respect to such payment.

      Section 1.5. Interest Periods. As provided in Section 1.4(a) hereof, at the time of each request to advance, continue or create by conversion a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued or created by conversion and ending: (a) in the case of Base Rate Loans, on the last day of the calendar month in which such Borrowing is advanced, continued or created by conversion (or on the last day of the following calendar month if such Loan is advanced, continued or created by conversion on the last day of a calendar month), and (b) in the case of a Eurodollar Loan, one (1) month or 45 days or two (2) months thereafter; provided, however, that:

            (a) any Interest Period for a Borrowing of Term Loans consisting of Base Rate Loans that otherwise would end after the final maturity date of the Term Loans shall end on the final maturity date of the Term Loans;

            (b) no Interest Period with respect to any portion of the Term Loans shall extend beyond the final maturity date of the Term Loans;

            (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

            (d) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

      Section 1.6. Maturity of Loans. The Borrower shall make a final payment of both principal and interest not sooner paid on the Term Loans 60 days after the date of the initial Borrowing hereunder (the "Term Loan Final Maturity Date"), the final maturity thereof. Such principal payment shall be applied to the Lenders holding the Term Loans pro rata based upon their Term Loan Percentages.

      Section 1.7. Prepayments. (a) Optional. The Borrower shall have the privilege of prepaying without premium or penalty (except as set forth in Section 1.10 below) and in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $500,000, and
(iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.3 hereof remains outstanding) any Borrowing of Eurodollar Loans at any time upon 3 Business Days prior notice by the Borrower to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered by the Borrower to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section
1.10 hereof.

      (b) Mandatory. (i) If the Borrower shall at any time or from time to time receive any dividends from the capital stock of the Target, then the Borrower shall promptly upon receipt shall prepay the Term Loans in an aggregate amount equal to 100% of the amount of all such dividends.

      (ii) Unless the Borrower otherwise directs, prepayments of Loans under this Section 1.7(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.7(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Eurodollar Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.10 hereof.

      (c) The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrower. No amount of the Term Loans paid or prepaid may be reborrowed, and, in the case of any partial prepayment, such prepayment shall be applied to the relevant Term Loans in the reverse order of maturity.

      Section 1.8. Default Rate. Notwithstanding anything to the contrary contained in Section 1.4 hereof, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by it at a rate per annum equal to:

            (a) for any Base Rate Loan, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect; and

            (b) for any Eurodollar Loan, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

      Section 1.9. The Notes. (a) The advances of the Term Loan made to the Borrower by a Lender shall be evidenced by a single promissory note of the Borrower issued to such Lender in the form of Exhibit C hereto. Each such promissory note is hereinafter referred to as a "Term Note" and collectively such promissory notes are referred to as the "Term Notes."

      (b) Each Lender shall record on its books and records or on a schedule to its Note the amount of each Loan advanced, continued or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurodollar Loan, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Lender or on a schedule to the relevant Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Lender and upon such Lender tendering to the Borrower the appropriate Note to be replaced, the Borrower shall furnish a new Note to such Lender to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

        Section 1.10. Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

            (a) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,

            (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan, or to convert a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 1.4(a) hereof,

            (c) any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

            (d) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive if reasonably determined.

      Section 1.11. Commitment Terminations. (a) Optional Term Loan Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon 2 Business Days prior written notice to the Administrative Agent, to terminate the Term Loan Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Term Loan Percentages, provided that the Term Loan Commitments may not be reduced to an amount less than (a) the aggregate principal amount of Term Loans then outstanding or (b) the amount necessary to complete the Acquisition and pay Transaction Costs. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Term Loan Commitments.

      (b) Any termination of the Commitments pursuant to this Section 1.11 may not be reinstated.

SECTION 2. FEES.

      Section 2.1. Fees. (a) Term Loan Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Term Loan Percentages a commitment fee at the rate per annum of 0.50% (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Term Loan Commitments. Such commitment fee shall be payable monthly in arrears on the last day of each calendar month in each year (commencing on the first such date occurring after the date hereof) and on the Term Loan Final Maturity Date, unless the Term Loan Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

      (b) Initial Fees. The Borrower has paid to Bank of Montreal a fee of $100,000 and shall pay to Bank of Montreal a fee on the date of the first advance of the Term Loan made hereunder of $185,000.

SECTION 3. PLACE AND APPLICATION OF PAYMENTS.

      Section 3.1. Place and Application of Payments. All payments of principal of and interest on the Loans, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

      Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders after the occurrence and during the continuation of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

            (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, the Lenders, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent and the Lenders under Section 12.15 hereof;

            (b) second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

            (c) third, to the payment of principal on the Notes, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

            (d) fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries secured by the Collateral Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

            (e) fifth, to the Borrower or whoever else may be lawfully entitled thereto.

SECTION 4. THE COLLATERAL AND GUARANTIES.

      Section 4.1. Collateral. The Obligations shall be secured by (a) valid, perfected, and enforceable Liens on all right, title, and interest of the Borrower in all capital stock held by the Borrower in the Target, whether now owned or hereafter acquired, and all proceeds thereof, and (b) valid, perfected, and enforceable Liens on all right, title, and interest of Stake and each of its Subsidiaries in substantially all personal property, fixtures, and real estate, whether now owned or hereafter acquired or arising, and all proceeds thereof. The Borrower acknowledges and agrees that the Liens on the Collateral shall be granted to the Administrative Agent or any Lender for the benefit of the holders of the Obligations and shall be valid and perfected first priority Liens, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance satisfactory to the Administrative Agent.

      Section 4.2. Guaranty. The payment and performance of the Obligations shall at all times be guaranteed by Stake and its Subsidiaries (each a "Guarantor") pursuant to guaranty agreements in form and substance acceptable to the Lenders, as the same may be amended, modified or supplemented from time to time (the "Guaranties").

      Section 4.3. Further Assurances. The Borrower agrees that it shall, from time to time at the request of the Lenders, execute and deliver such documents and do such acts and things as the Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral.

SECTION 5. DEFINITIONS; INTERPRETATION.

      Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

      "Acquisition" shall mean (x) the Tender Offer and (y) the Merger.

      "Adjusted LIBOR" is defined in Section 1.2(b) hereof.

      "Administrative Agent" means Harris Trust and Savings Bank and any successor pursuant to Section 11.7 hereof.

      "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

      "Agreement" means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

      "Applicable Margin" means, (a) with respect to Base Rate Loans, 1.00%, and
(b) with respect to Eurodollar Loans, 2.00%.

      "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

      "Base Rate" is defined in Section 1.2(a) hereof.

      "Base Rate Loan" means a Loan bearing interest at a rate specified in
Section 1.2(a) hereof.

      "Borrower" is defined in the introductory paragraph of this Agreement.

      "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Credit on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages. A Borrowing is "advanced" on the day Lenders advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loans to the other, all as requested by the Borrower pursuant to Section 1.4(a) hereof.

      "Business Day" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England and Nassau, Bahamas.

      "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

      "Capitalized Lease Obligation" means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

      "Change of Control" means that the Borrower is no longer a Wholly-Owned Subsidiary of Stake or, if the Merger has occurred, that the Target is no longer a Wholly-Owned Subsidiary of Stake.

      "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Lenders in their discretion.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

      "Collateral" means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent or any Lender or any security trustee therefor, by the Collateral Documents.

      "Collateral Documents" means the Pledge Agreement, and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations or any part thereof.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

      "Credit" means the Term Credit.

      "Credit Event" means the advancing of any Loan or the continuation of or conversion into a Eurodollar Loan.

      "Damages" means all damages including, without limitation, punitive damages, liabilities, costs, expenses, losses, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action, removal and remedial costs, compliance costs, investigation expenses, consultant fees, attorneys' and paralegals' fees and litigation expenses.

      "DCGL" shall mean the Delaware General Corporation Law.

      "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

      "Eurodollar Loan" means a Loan bearing interest at the rate specified in
Section 1.2(b) hereof.

      "Eurodollar Reserve Percentage" is defined in Section 1.2(b) hereof.

      "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

      "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate appearing in
Section 1.2(a) hereof.

      "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

      "Guaranties" is defined in Section 4.2 hereof.

      "Guarantor" is defined in Section 4.2 hereof.

      "Indebtedness for Borrowed Money" means for any Person (without duplication) (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of Property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee, (f) any liability in respect of banker's acceptances or letters of credit, and (g) any indebtedness, whether or not assumed, secured by Liens on Property acquired by such Person at the time of acquisition thereof, it being understood that the term "Indebtedness for Borrowed Money" shall not include trade payables arising in the ordinary course of business.

      "Interest Period" is defined in Section 1.5 hereof.

      "Lenders" means and includes Harris Trust and Savings Bank and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 12.12 hereof.

      "Lending Office" is defined in Section 10.4 hereof.

      "LIBOR" is defined in Section 1.2(b) hereof.

      "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

      "Loan" means any Term Loan, whether outstanding as a Base Rate Loan or Eurodollar Loan or otherwise, each of which is a "type" of Loan hereunder.

      "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection herewith or therewith.

      "Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of the Borrower or of Stake and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower, Stake or any Subsidiary to perform its material obligations under any Loan Document or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.

      "Merger" means the merger of the Borrower with and into Target, with Target as the surviving corporation.

      "Merger Agreement" means that certain Agreement and Plan of Merger dated as of October 25, 2002 among Target, Stake and the Borrower and delivered to the Lenders on or prior to the date hereof.

      "Moody's" means Moody's Investors Service, Inc.

      "Notes" means and includes the Term Notes.

      "Obligations" means all obligations of the Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any of its Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

      "Offer to Purchase" shall mean the Offer to Purchase dated November 4, 2002 issued in connection with the Tender Offer and set forth in Exhibit (a)(1) to Schedule TO, the Tender Offer Statement, such offer to be in the form thereof heretofore submitted by the Borrower to the Lenders.

      "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

      "Percentage" means for any Lender its Term Loan Percentage.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

      "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

      "Pledge Agreement" means that certain Pledge Agreement dated the date of this Agreement among the Borrower and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.

      "Property" means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

      "Proxy Materials" shall mean all proxy materials, information statements or similar materials sent or to be sent by the Target to its stockholders in connection with the Merger.

      "Required Lenders" means, as of the date of determination thereof, Lenders whose outstanding Loans and Unused Term Loan Commitments constitute more than
(i) if more than two Lenders are party to this Agreement, 66-2/3% of or (ii) if two Lenders or fewer are party to this Agreement, 100% of, the sum of the total outstanding Loans, and Unused Term Loan Commitments of the Lenders.

      "S&P" means Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc.

      "SEC" means the Securities and Exchange Commission.

      "Stake" means Stake Technology Ltd., a corporation organized under the laws of Canada.

      "Stake Credit Agreement" means that certain Credit Agreement dated as of February 28, 2002 among Stake, Temisca, Inc., Stake Tech LP, as Borrowers, certain Affiliates of said Borrowers and Bank of Montreal as Lender, as the same may be amended, modified, supplemented or restated from time to time.

      "Subsidiary" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term "Subsidiary" means a Subsidiary of the Borrower or of Stake or of any of its direct or indirect Subsidiaries.

      "Sunrich" means Sunrich Food Group, Inc., a Minnesota corporation.

      "Sunrich Facility Agreement" means that certain Facility B Loan Authorization Agreement dated as of March 15, 2002 between Sunrich and Harris Trust and Savings Bank, as the same may be amended, modified, supplemented or restated from time to time.

      "Target" is defined in the preliminary statement hereto.

      "Target Shares" means the common stock, par value $.01 per share, of the Target.

      "Tender Offer" means the offer to purchase for cash all outstanding Target Shares pursuant to the Tender Offer Materials.

      "Tender Offer Materials" means the Tender Offer Statement on Schedule TO filed by the Borrower with the SEC pursuant to Sections 14(d)(1) and 13(e) of the Exchange Act on November 4, 2002 in the form thereof heretofore submitted by the Borrower to the Lenders, together with all exhibits thereto, including the form of the Offer to Purchase, and any amendments or supplements thereto.

      "Tendered Shares" means all of the Target Shares tendered to and purchased by the Borrower pursuant to the Tender Offer.

      "Term Credit" means the credit facility for the Term Loans described in
Section 1.1 hereof.

      "Term Loan" is defined in Section 1.1 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a "type" of Term Loan hereunder.

      "Term Loan Commitment" means, as to any Lender, the obligation of such Lender to make its Term Loan in the principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the Term Loan Commitments of the Lenders aggregate $17,000,000 on the date hereof.

      "Term Loan Final Maturity Date" is described in Section 1.6 hereof.

      "Term Loan Percentage" means, for each Lender, the percentage of the Term Loan Commitments represented by such Lender's Term Loan Commitment or, if the Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Term Loans then outstanding.

      "Term Note" is defined in Section 1.9 hereof.

      "Transaction Costs" means the fees, costs and expenses payable by the Borrower pursuant hereto and other fees, costs and expenses (other than the purchase price of the Tendered Shares) payable by the Borrower in connection with the Tender Offer, the Merger or this Agreement.

      "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

      "Unused Term Loan Commitments" means, at any time, the difference between the Term Loan Commitments then in effect and the aggregate outstanding principal amount of the Term Loans.

      "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

      "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

      "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

      "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by Stake and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

      Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

      Section 5.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

      Section 6.1. General. The Borrower represents and warrants to the Administrative Agent and the Lenders as follows: (a) the Borrower is duly organized, validly existing, and in good standing under the laws of its state of organization; (b) the execution, delivery, and performance by the Borrower of this Agreement, the Collateral Documents and the Note are within its powers, have been duly authorized by all necessary action, and do not contravene the Borrower's organizational documents (e.g., charter, articles of incorporation or bylaws) or any law or contractual restriction binding on or affecting the Borrower; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Borrower's due execution, deliver, and performance of this Agreement or the Note or is necessary to the consummation of the Acquisition, except for (i) such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect and (ii) approval of the Merger by holders of a majority of the outstanding Target Shares (or if the Borrower purchases more than 90% of the outstanding Target Shares in the Tender Offer, the approval of the Board of Directors of the Borrower pursuant to Section 253 of the DGCL); (d) this Agreement is, and each Note when executed and delivered by the Borrower will be, the Borrower's legal, valid, and binding obligation enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); (e) the Borrower's balance sheet as of October 31, 2002, and the Borrower's related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and the Lenders, fairly present the Borrower's financial condition as at such date and result of the operations for the period ending on such date, all in accordance with generally accepted accounting principles consistently applied, and since October 31, 2002, there has been no material adverse change in the Borrower's condition or operations; (f) the statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Borrower only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable; (g) there is no pending or threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the Borrower's financial condition or operations or which purports to affect the legality, validity, or enforceability of this Agreement or the Note;
(h) the
proceeds of the Term Loans shall be used solely to purchase the shares of Target and to pay any Transaction Costs and for no other purpose; (i) no Default or Event of Default has occurred and is continuing; and (ii) the Borrower has no Subsidiaries.

      Section 6.2. Tender Offer. On and after commencement of the Tender Offer, the Tender Offer has been made and conducted in all material respects with all applicable provisions of law, including without limitation the provisions of
Section 14(d) and 14(e) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and applicable state securities laws.

      Section 6.3. Merger Agreement. The Borrower has heretofore delivered to the Agent a true and correct copy of the Merger Agreement and the Merger Agreement has not been amended or modified in any material respect and no material condition to the effectiveness thereof or the obligations of the Borrower or Target thereunder has been waived. The Borrower, Stake and, to the best of the Borrower's knowledge, Target have all necessary right, power, and authority to consummate the transactions contemplated by the Merger Agreement and to perform all of their obligations thereunder. The Merger Agreement has been duly authorized, executed, and delivered by the Borrower, Stake and, to the best of the Borrower's knowledge, the Target. The Merger Agreement constitutes the valid and binding obligation of the Borrower and, to the best of the Borrower's knowledge, the Target, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and the Merger Agreement does not, nor does the observance or performance by the Borrower, Stake or, to the best of the Borrower's knowledge, the Target of any of the matters and things therein provided for, (a) contravene or constitute a default in any material respect under any provision of law or any judgment, injunction, order, or decree binding upon such Person or provision of the charter, articles of incorporation, or by-laws of such Person, (b) contravene or constitute a default under any covenant, indenture, or agreement of or affecting such Person or any of its Property where such contravention or default could reasonably be expected to have a material adverse effect on the financial condition, Property, business, or operations of such Person, or (c) result in the creation or imposition of any Lien on any such Person's Property. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency, or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery, or performance by the Borrower, Stake or, to the best of the Borrower's knowledge, the Target of the Certificate or Merger or of any other instrument or document executed and delivered in connection therewith, except for such thereof that have heretofore been obtained and remain in full force and effect. Neither of the Borrower, Stake nor, to the best of the Borrower's knowledge, the Target are in default in any material respect of their respective obligations under the Merger Agreement.

SECTION 7. CONDITIONS PRECEDENT.

      The obligation of each Lender to advance, continue or convert any Loan (other than the continuation of, or conversion into, a Base Rate Loan) shall be subject to the following conditions precedent:

      Section 7.1. All Credit Events. At the time of each Credit Event hereunder:

            (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date;

            (b) the Borrower shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

            (c) Stake and all of the Obligors thereunder shall be in compliance with all of the terms and conditions of the Stake Credit Agreement;

            (d) the Administrative Agent shall have received the notice required by Section 1.4 hereof; and

            (e) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

      Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section.

      Section 7.2. Initial Credit Event. Before or concurrently with the initial Credit Event:

            (a) the Lenders shall have received this Agreement duly executed by the Borrower and the Lenders;

            (b) each Lender shall have received such Lender's duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.9 hereof;

            (c) the Administrative Agent shall have received the Pledge Agreement duly executed by the Borrower and the Guaranties duly executed by Stake and its Subsidiaries, together with (i) original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests in the Target owned by the Borrower, (ii) stock powers for the Collateral consisting of the stock or other equity interest in the Target executed in blank and undated, (iii) UCC financing statements to be filed against the Borrower, as debtor, in favor of the Administrative Agent, as secured party;

            (d) Stake and all of its Subsidiaries shall have executed the Collateral Documents requested by the Lenders;

            (e) the Lenders shall have received evidence of insurance required to be maintained under the Loan Documents, naming the Administrative Agent as mortgagee and loss payee;

            (f) the Lenders shall have received copies of the Borrower's certificate of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

            (g) the Lenders shall have received copies of resolutions of the Borrower's Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower's behalf, all certified in each instance by its Secretary or Assistant Secretary;

            (h) the Lenders shall have received copies of the certificates of good standing for the Borrower (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization;

            (i) the Lenders shall have received a list of the Borrower's Authorized Representatives;

            (j) the Lenders shall have received the initial fees called for by
      Section 2.1 hereof;

            (k) each Lender shall have received such evaluations and certifications as it may reasonably require in order to satisfy itself as to the value of the Collateral, the financial condition of the Borrower and the Target, and the lack of material contingent liabilities of the Borrower and the Target;

            (l) the Lenders shall have received financing statement, tax, and judgment lien search results against the Property of the Borrower evidencing the absence of Liens on its Property except as permitted by
      Section 8.2 hereof;

            (m) the Lenders shall have received the favorable written opinion of counsel to the Borrower, in form and substance satisfactory to the Lenders;

            (n) there shall have been delivered to the Lenders true, correct and complete copies of the Tender Offer Materials, which shall be in form and substance reasonably satisfactory to the Lenders;

            (o) copies of all Proxy Materials (if any) shall have been delivered to the Lenders, and such Proxy Materials shall be satisfactory in form and substance to the Lenders;

            (p) there shall have been delivered to the Lenders a true, correct and complete copy of the Merger Agreement, which shall have been duly authorized, executed and delivered by each party thereto;

            (q) each of the conditions to purchase contained in the Merger Agreement (except for the consummation of the Tender Offer) shall have been satisfied (and not waived) to the satisfaction of the Lenders;

            (r) the Tender Offer shall be consummated substantially in accordance with the terms thereof, and the Tendered Shares which would be purchased concurrently with the receipt of proceeds of such initial Borrowing shall represent, in the aggregate, more than fifty percent (50%) of the outstanding Target Shares on a fully diluted basis, and the Borrower shall have delivered an officers' certificate to such effect in form and substance satisfactory to the Lenders;

            (s) there shall have been no material changes to the Offer to Purchase;

            (t) no injunction, preliminary injunction or temporary restraining order shall exist which prohibits the extension of credit hereunder or the consummation of the Tender Offer or the Merger, and no litigation or similar proceedings shall exist with respect to the Tender Offer or the Merger or the transactions described herein which, if adversely determined, would, in the reasonable judgment of any Lender, have a material adverse effect on the consolidated financial condition or results of operations of the Borrower or the Target and its subsidiaries taken as a whole or which would reasonably be expected to prevent or unduly delay the Merger or the consummation of the Tender Offer;

            (u) the Merger shall not be subject to any restrictions of Section 203 of the DGCL or any successor statute and shall not be governed by any other statute, rule or regulation of Delaware or any other state restricting in any material respect the ability of the Borrower to consummate the Acquisition on the terms and conditions set forth herein which has not been complied with; and

            (v) the Borrower shall have provided evidence satisfactory to the Lenders that the proceeds of the initial Borrowing shall have been irrevocably committed to the purchase of the Tendered Shares and the payment of Transaction Costs related to the Tender Offer.

            (w) the Lenders shall have received such other agreements, instruments, documents, certificates, and opinions as the Lenders may reasonably request;

            (x) the Lenders shall be satisfied with the capital structure of the Borrower, including without limitation, that $6,000,000 of cash equity has been contributed to the Borrower by Stake and that $5,000,000 of cash has been contributed to the Borrower which are proceeds of a convertible debenture issued by Stake on terms and conditions satisfactory to the Lenders and the Borrower shall have provided evidence satisfactory to the Lenders that said cash shall have been irrevocably committed to the purchase of the Tendered Shares prior to the proceeds of the initial Borrowing hereunder;

            (y) the Target shall have agreed in writing to maintain a minimum of $7,000,000 in cash balances through the consummation of the Merger;

            (z) the Lenders shall have received satisfactory pro forma consolidated financial statements of Stake and its Subsidiaries (including the Target on a post-Merger basis) after giving effect to the Merger;

            (aa) the Lenders shall have received satisfactory financial projections from Stake and its Subsidiaries (including the Target on a post-Merger basis) for the years 2003, 2004 and 2005, prepared in good faith and based upon reasonable assumptions and consistent with Stake's due diligence review; and

            (bb) Stake and its Subsidiaries shall have executed a commitment letter on terms satisfactory to the Lenders providing for post-merger credit facilities.

SECTION 8. COVENANTS.

      The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 12.13 hereof:

      Section 8.1. Additional Indebtedness. The Borrower will not issue, incur, assume or have outstanding any indebtedness for borrowed money, nor become liable, whether as endorser, guarantor or otherwise, for any debt or other obligation of any other person, except for (i) indebtedness from time to time owing to the Lenders, (ii) endorsement for collection or deposit of commercial paper received in the ordinary course, and (iii) other indebtedness consented to in writing by the Lenders.

      Section 8.2. Other Liens. The Borrower will not pledge, mortgage or otherwise encumber, or subject to or permit to exist upon or be subjected to any lien, security interest, charge or encumbrance, any assets or property of any kind or character at any time owned by Borrower, except for (i) liens and security interests granted from time to time in favor of the Administrative Agent or any Lender, and (ii) other liens consented to in writing by the Lenders.

      Section 8.3. Financial Information. The Borrower shall maintain a standard system of accounting in accordance with generally accepted accounting principles and shall furnish to Bank and its duly authorized representatives such information respecting the Borrower's business and financial condition as the Bank may reasonably request; and without any request, the Borrower shall furnish to Bank: (a) as soon as available, and in any event within 30 days after the last day of each fiscal quarter, a copy of the Borrower's balance sheet as of the last day of such month and the Borrower's statement of income for the fiscal quarter and the fiscal year-to-date period then ended, each in reasonable detail, prepared by the Borrower in accordance with generally accepted accounting principles and certified to by the Borrower's chief financial officer, (b) as soon as available, and in any event within 90 days after the last day of each fiscal year of the Borrower, a copy of the Borrower's balance sheet as of the last day of such year and the Borrower's statements of income, retained earnings, and cash flows for the fiscal year then ended, each in reasonable detail, prepared by the Borrower in accordance with generally accepted accounting principles and accompanied by an unqualified audit report on such financial statements prepared by the Borrower's independent public accountants, and (c) promptly after knowledge thereof shall have come to the actual knowledge of the Borrower, written notice of any threatened or pending litigation or governmental or arbitration proceeding or labor action against the Borrower which, if adversely determined, would materially and adversely effect the Borrower's condition (financial or otherwise) or operations.

         Section 8.4. Dividends and Certain Other Restricted Payments. The Borrower shall not, nor shall it permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same.

      Section 8.5. Change in the Nature of Business. The Borrower shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

      Section 8.6. Use of Loan Proceeds; Merger. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.1(h) hereof, and the Borrower shall use all commercially reasonable efforts to effect the Merger.

      Section 8.7. Taxes and Assessments. The Borrower shall duly pay and discharge all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

      Section 8.8. Insurance. The Borrower shall insure and keep insured with good and responsible insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure such other hazards and risks (including, without limitation, employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents. The Borrower shall, upon the request of any Lender, furnish to the Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

      Section 8.9. Investments, Acquisitions, Loans and Advances. The Borrower shall not directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:

            (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

            (b) investments in commercial paper rated at least P-1 by Moody's and at least A-1 by S&P maturing within one year of the date of issuance thereof;

            (c) investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

            (d) investments in repurchase obligations with a term of not more than 7 days for underlying securities of the types described in subsection
      (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

            (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections
      (a), (b), (c), and (d) above; and

            (f) the purchase of the Target Shares and the Merger.

      Section 8.10. Mergers, Consolidations and Sales. The Borrower shall not be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

            (a) the sale or lease of inventory in the ordinary course of business; and

                   (b) the Merger.

      Section 8.11. Compliance with Laws. The Borrower shall comply in all respects with the requirements of all federal, state, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

      Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

            (a) default in the payment when due of all or any part of the principal of or interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other Obligation payable hereunder or under any other Loan Document;

            (b) default in the observance or performance of any covenant set forth in Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.9 or 8.10 or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

            (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Administrative Agent or any Lender;

            (d) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

            (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or any Guarantor takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder, or any event or condition exists which is an "Event of Default" under the Stake Credit Agreement;

            (f) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by the Borrower aggregating in excess of $25,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

            (g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against the Borrower, or against any of its Property, in an aggregate amount in excess of $25,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

            (h) any Change of Control shall occur;

            (i) the Borrower or any Guarantor shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(j) hereof; or

            (j) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Guarantor, or any substantial part of any of its Property, or a proceeding described in
      Section 9.1(i)(v) shall be instituted against the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or

            (k) the Merger shall not be consummated by February 15, 2003 or shall be rescinded subsequent to the consummation thereof or the Merger Agreement shall be terminated.

      Section 9.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (i) or (j) of Section 9.1 hereof has occurred and is continuing, the Lenders may, by written notice to the Borrower: (a) terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); and (b) declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind. The Administrative Agent, after giving notice to the Borrower pursuant to
Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

      Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (i) or (j) of Section 9.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

      Section 9.4. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 9.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof; provided that any Lender may give a notice pursuant to Section 9.1(c) hereof and shall thereupon notify all the Lenders thereof.

      Section 9.5. Expenses. The Borrower agrees to pay to the Administrative Agent and each Lender, and any other holder of any Note outstanding hereunder, all costs and expenses reasonably incurred or paid by the Administrative Agent and such Lender or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower as a debtor thereunder).

SECTION 10. CHANGE IN CIRCUMSTANCES.

      Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender's obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

      Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

            (a) the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

            (b) the Required Lenders advise the Administrative Agent that (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.

      Section 10.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans, or any other amounts due under this Agreement or any other Loan Document in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

            (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

            (b) If, after the date hereof, any Lender or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has had the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) A certificate of a Lender claiming compensation under this
      Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      Section 10.4. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 10.3 hereof or to avoid the unavailability of Eurodollar Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

      Section 10.5. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan's Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 11. THE ADMINISTRATIVE AGENT.

      Section 11.1. Appointment and Authorization of Administrative Agent. Each Lender hereby appoints Harris Trust and Savings Bank as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.

      Section 11.2. Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and powers as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents. The term "Lender" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in Section 1 hereof to the Administrative Agent's Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

      Section 11.3. Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Section 9.2. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of

Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

      Section 11.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      Section 11.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto.

      Section 11.6. Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

      Section 11.7. Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and (i) the Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Administrative Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

SECTION 12. MISCELLANEOUS.

      Section 12.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 12.1(b) hereof, each payment by the Borrower under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative

Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Borrower shall reimburse the Administrative Agent or such Lender for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

      (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of
(i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each Lender shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations. Upon the request of the Borrower or the Administrative Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is such a United States person.

      (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 12.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

      Section 12.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

      Section 12.3. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

      Section 12.4. Documentary Taxes. The Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

      Section 12.5. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

      Section 12.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Sections 1.10, 10.3, and 12.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

      Section 12.7. Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

      Section 12.8. Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Lenders and the Administrative Agent shall be addressed to their respective addresses or telecopier numbers set forth on the signature pages hereof, and to the Borrower to:

                  Stake Acquisition Corp.
                  2838 Highway 7
                  Norval, Ontario, Canada  L0P 1K0
                  Attention:       Treasurer
                  Telephone:       (905) 455-1990
                  Telecopy:        (905) 455-2529

                  with a copy of any notices of default to:

                  Bob Lincoln
                  Dunnington, Bartholow & Miller
                  666 Third Avenue, 27th Floor
                  New York, New York  10017-5683
                  Telephone:       (212) 682-8811
                  Telecopy:        (212) 661-7769

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or on the signature pages hereof and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

      Section 12.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

      Section 12.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Administrative Agent and each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrower may not assign any of its rights or obligations under any Loan Document without the written consent of all of the Lenders.

      Section 12.11. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and/or Commitments held by such Lender at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.10 and Section 10.3 hereof. The Borrower authorizes each Lender to disclose to any participant or prospective participant under this Section any financial or other information pertaining to the Borrower or any Subsidiary.

      Section 12.12. Assignments. (a) Each Lender shall have the right at any time and, so long as no Event of Default then exists, with the consent of the Borrower (which consent of the Borrower shall not be unreasonably withheld) to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes then held by such assigning Lender, together with an equivalent percentage of its obligation to make Loans) to one or more commercial banks or other financial institutions or investors, provided that such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Lender's rights and obligations under the Loan Documents; provided, however, that in order to make any such assignment (i) unless the assigning Lender is assigning all of its Commitments and outstanding Loans, the assigning Lender shall retain at least $3,000,000 in unused Commitments and outstanding Loans, (ii) the assignee Lender shall have Commitments and outstanding Loans, (iii) each such assignment shall be evidenced by a written agreement (substantially in the form attached hereto as Exhibit D or in such other form acceptable to the Administrative Agent) executed by such assigning Lender, such assignee Lender or Lenders, the Administrative Agent and, if required as provided above, the Borrower, which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee Lender and the portion of the Commitments of the assigning Lender to be assumed by the assignee Lender, and (iv) the assigning Lender shall pay to the Administrative Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Administrative Agent in connection with any such assignment agreement. Any such assignee shall become a Lender for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes and the assigning Lender shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment. The address for notices to such assignee Lender shall be as specified in the assignment agreement executed by it. Promptly upon the effectiveness of any such assignment agreement, the Borrower shall execute and deliver replacement Notes to the assignee Lender and the assigning Lender in the respective amounts of their Commitments (or assigned principal amounts, as applicable) after giving effect to the reduction occasioned by such assignment (all such Notes to constitute "Notes" for all purposes of the Loan Documents), and the assignee Lender shall thereafter surrender to the Borrower its old Notes. The Borrower authorizes each Lender to disclose to any purchaser or prospective purchaser of an interest in the Loans owed to it or its Commitments under this Section any financial or other information pertaining to the Borrower.

      (b) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

      Section 12.13. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

            (i) no amendment or waiver pursuant to this Section 12.13 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan hereunder; and

            (ii) no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Lender, increase the aggregate Commitments of the Lenders, change the definitions of Term Loan Final Maturity Date or Required Lenders, change the provisions of this Section 12.13, release any material guarantor or any substantial part of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document.

      Section 12.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

      Section 12.15. Costs and Expenses; Indemnification. The Borrower agrees to pay all costs and expenses of the Administrative Agent and Lenders in connection with the preparation, negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and each Lender, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated, together with any fees and charges suffered or incurred by the Administrative Agent or any Lender in connection with title insurance policies, collateral filing fees and lien searches. The Borrower further agrees to indemnify the Administrative Agent, each Lender, and their respective directors, officers, employees, agents, financial advisors, and consultants against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Administrative Agent or a Lender at any time, shall reimburse the Administrative Agent or such Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

      Section 12.16. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the Obligations of the Borrower to that Lender or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

      Section 12.17. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

      Section 12.18. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

      Section 12.19. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

      Section 12.20. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control,
(b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower's Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower's Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower's Obligations had the rate of interest not been limited to the Maximum Rate during such period.

      Section 12.21. Construction. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

      Section 12.22. Lender's Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

      Section 12.23. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.


                           [SIGNATURE PAGES TO FOLLOW]

         This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

                                       STAKE ACQUISITION CORP.



                                       By /s/ John Dietrich
                                          -------------------------------------
                                          Name John Dietrich
                                          Title Secretary

                                       "LENDERS"

                                       HARRIS TRUST AND SAVINGS BANK, in its
                                          individual capacity as a Lender,
                                          and as Administrative Agent


                                       By /s/ Michael L. Laurie
                                          -------------------------------------
                                          Name_________________________________
                                          Title________________________________

                                       Address:


                                       111 West Monroe Street
                                       Chicago, Illinois  60603
                                       Attention:   Michael Laurie
                                       Telecopy:    (312) 461-5635
                                       Telephone:   (312) 765-8095


                                       BANK OF MONTREAL


                                       By /s/ Bruce A. Pittka
                                          -------------------------------------
                                          Name_________________________________
                                          Title________________________________

                                       Address:


                                       100 King Street West, 11th Floor
                                       Toronto, Ontario  M5X 1A1
                                       Attention:   Senior Manager, Corporate
                                          Finance
                                       Telecopy:    (416) 643-2079
                                       Telephone:   (416) 360-7161

                           ACKNOWLEDGEMENT AND CONSENT

      The undersigned have heretofore executed and delivered to Harris Trust and Savings Bank a Guaranty and a Security Agreement dated as of March 15, 2002 and certain mortgages and deeds of trust securing, among other things, the obligations under the Stake Credit Agreement and Sunrich Facility Agreement (the "Collateral Documents"). The undersigned hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents secure, among other things, the Obligations arising under the Agreement set forth above; and the Collateral Documents and the rights and remedies of the Secured Party thereunder, the obligations of the undersigned thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Agreement. The undersigned acknowledge that the Lenders are relying on the assurances provided herein in extending credit to the Borrower.

                                       SUNRICH FOOD GROUP, INC.


                                       By /s/ Allan G. Routh
                                          --------------------------------------
                                          Name Allan G. Routh
                                          Title President/CEO

                                       SUNRICH, INC.


                                       By /s/ Ricky Johnson
                                          --------------------------------------
                                          Name Ricky Johnson
                                          Title Secretary

                                       NORTHERN FOOD AND DAIRY, INC.


                                       By /s/ Larry Anderson
                                          --------------------------------------
                                          Name Larry Anderson
                                          Title CFO

                                       NORDIC ASEPTIC, INC.


                                       By /s/ Larry Anderson
                                          --------------------------------------
                                          Name Larry Anderson
                                          Title Secretary - Treasurer

                                       VIRGINIA MATERIALS INC.


                                       By /s/ Steven Bromley
                                          --------------------------------------
                                          Name Steven Bromley
                                          Title Secretary

                                       STAKE TECHNOLOGY (U.S.A.), INC.


                                       By /s/ Jeremy Kendall
                                          --------------------------------------
                                          Name Jeremy Kendall
                                          Title________________________________


                                       STAKE TECH LP


                                       By /s/ Steven Bromley
                                          --------------------------------------
                                          Name Steven Bromley
                                          Title Director

                                       STAKE TECHNOLOGY LLC


                                       By /s/ Ricky Johnson
                                          --------------------------------------
                                          Name Ricky Johnson
                                          Title________________________________

                                    EXHIBIT A

                               NOTICE OF BORROWING

                                                    Date:  __________, ____

To: Harris Trust and Savings Bank, as Administrative Agent for the Lenders parties to the Credit Agreement dated as of November 25, 2002 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Stake Acquisition Corp., certain Lenders which are signatories thereto, and Harris Trust and Savings Bank, as Administrative Agent

Ladies and Gentlemen:

      The undersigned, Stake Acquisition Corp. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.4 of the Credit Agreement, of the Borrowing specified below:

            1. The Business Day of the proposed Borrowing is ___________, ____.

            2. The aggregate amount of the proposed Borrowing is $______________.

            3. The Borrowing is being advanced under the Term Credit.

            4. The Borrowing is to be comprised of $___________ of [Base Rate] [Eurodollar] Loans.

            [5. The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be ____________ months.]

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

            (a) the representations and warranties of the Borrower contained in
      Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

            (b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

                                       STAKE ACQUISITION CORP.


                                       By _____________________________________
                                          Name_________________________________
                                          Title________________________________

                                    EXHIBIT B
                        NOTICE OF CONTINUATION/CONVERSION

                                                     Date:  ____________, ____

To: Harris Trust and Savings Bank, as Administrative Agent for the Lenders parties to the Credit Agreement dated as of November 25, 2002 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Stake Acquisition Corp., certain Lenders which are signatories thereto, and Harris Trust and Savings Corp., as Administrative Agent

Ladies and Gentlemen:

      The undersigned, Stake Acquisition Corp. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

            1. The conversion/continuation Date is __________, ____.

            2. The aggregate amount of the Term Loans to be [converted] [continued] is $______________.

            3. The Loans are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans.

            4. [If applicable:] The duration of the Interest Period for the Term Loans included in the [conversion] [continuation] shall be _________.

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect thereto and to the application of the proceeds therefrom:

            (a) the representations and warranties of the Borrower contained in
      Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); provided, however, that this condition shall not apply to the conversion of an outstanding Eurodollar Loan to a Base Rate Loan; and

            (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

                                       STAKE ACQUISITION CORP.


                                       By _____________________________________
                                          Name_________________________________
                                          Title________________________________

                                    EXHIBIT C

                                    TERM NOTE

U.S. $_______________                                     ____________, _______

      FOR VALUE RECEIVED, the undersigned, Stake Acquisition Corp., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Lender") at the principal office of Harris Trust and Savings Bank, as Administrative Agent, in Chicago, Illinois, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Term Loans made or maintained by the Lender to the Borrower pursuant to the Credit Agreement, in installments in the amounts called for by Section 1.8(a) of the Credit Agreement, together with interest on the principal amount of such Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

      This Note is one of the Term Notes referred to in the Credit Agreement dated as of November 25, 2002, among the Borrower, Harris Trust and Savings Bank, as Administrative Agent and the Lenders party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

      Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

      The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       STAKE ACQUISITION CORP.



                                       By _____________________________________
                                          Name_________________________________
                                          Title________________________________

                                    EXHIBIT D


                            ASSIGNMENT AND ACCEPTANCE


                          Dated _____________, _______

      Reference is made to the Credit Agreement dated as of November 25, 2002 (the "Credit Agreement") among Stake Acquisition Corp., the Lenders (as defined in the Credit Agreement) and Harris Trust and Savings Bank, as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

      ______________________________________________________ (the "Assignor")
and _________________________ (the "Assignee") agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitments as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date.

            2. The Assignor (i) represents and warrants that as of the date hereof (A) its Term Loan Commitment is $____________, and (B) the aggregate outstanding principal amount of Loans made by it under the Credit Agreement that have not been repaid is $___________ and a description of the interest rates and interest periods of such Loans is attached as Annex 1 hereto; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to Section 8.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending office (and address for notices) the offices set forth beneath its name on the signature pages hereof.

            4. As consideration for the assignment and sale contemplated in Annex 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds an amount equal to $________________*. It is understood that commitment accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

            5. The effective date for this Assignment and Acceptance shall be ___________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if required, the relevant Borrower.

            6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            7. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

            8. In accordance with Section 12.12 of the Credit Agreement, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the relevant Borrower to execute and deliver to the Assignee the relevant Notes payable to

--------
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

      the Assignee in the amount of its Commitments and new Notes to the Assignor in the amount of its Commitments after giving effect to this assignment.

            9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                       [Assignor Lender]


                                       By _____________________________________
                                          Name_________________________________
                                          Title________________________________

                                       [Assignee Lender]


                                       By _____________________________________
                                          Name_________________________________
                                          Title________________________________

                                       Lending office (and address for notices):

Accepted and consented this
____ day of _____________

STAKE ACQUISITION CORP.


By_________________________________
  Name_____________________________
  Title____________________________

                                     ANNEX I
                          TO ASSIGNMENT AND ACCEPTANCE


PRINCIPAL AMOUNT        TYPE OF LOAN         INTEREST RATE       MATURITY DATE

                                   SCHEDULE 1


                                   COMMITMENTS


               NAME OF LENDER                         TERM LOAN COMMITMENT

        Harris Trust and Savings Bank                     $8,500,000

              Bank of Montreal                            $8,500,000

       TOTAL                                              $17,000,000
                                                          ===========